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Metris Receivables, Inc.                                                   Metris Master Trust                     Monthly Report
Securityholders' Statement                                                    Series 1999-1                              Feb-2001
Section 5.2                                                                 Class A              Class B                Total
(i) Security Amount ..................................................   500,000,000.00       49,450,550.00        549,450,550.00
(ii) Security Principal Distributed ..................................             0.00                  --                  0.00
(iii) Security Interest Distributed ..................................     2,306,111.11                  --          2,306,111.11
(iv) Principal Collections ...........................................    22,563,378.54        2,231,542.96         24,794,921.50
(v) Finance Charge Collections .......................................    11,098,479.07        1,097,651.79         12,196,130.86
       Recoveries ....................................................       261,037.12           25,816.86            286,853.98
       Principal Funding Account Investment Earnings .................             0.00                0.00                  0.00
       Accumulation Period Reserve Account Investment Earnings .......             0.00                0.00                  0.00
         Total Finance Charge Collections ............................    11,359,516.19        1,123,468.65         12,482,984.84
Total Collections ....................................................    33,922,894.73        3,355,011.61         37,277,906.34
            (vi) Aggregate Amount of Principal Receivables ...........               --                  --      6,446,580,022.46
       Invested Amount (End of Month) ................................   500,000,000.00       49,450,550.00        549,450,550.00
       Floating Allocation Percentage ................................        7.7560505%          0.7670819%            8.5231324%
       Fixed/Floating Allocation Percentage ..........................        7.7560505%          0.7670819%            8.5231324%
       Invested Amount (Beginning of Month) ..........................   500,000,000.00       49,450,550.00        549,450,550.00
       Average Daily Invested Amount .................................               --                  --        549,450,550.00
(vii) Receivable Delinquencies (As a % of Total Receivables)
       Current .......................................................               --               83.95%     5,734,361,904.70
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent) ....               --                6.92%       472,633,736.51
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent) ...               --                2.71%       185,153,115.76
       90 Days and Over (60+ Days Contractually Delinquent) ..........               --                6.42%       438,675,960.44
Total Receivables ....................................................               --              100.00%     6,830,824,717.41
               (viii) Aggregate Investor Default Amount ..............               --                  --          5,700,230.32
         As a % of Average Daily Invested Amount

              (Annualized based on 366 days/year) ....................               --                  --                 13.52%
(ix) Charge-Offs .....................................................             0.00                0.00                  0.00
(x) Servicing Fee ....................................................               --                  --            842,992.62
(xi) Unreimbursed Redirected Principal Collections ...................               --                  --                  0.00
(xii) Excess Funding Account Balance .................................               --                  --                  0.00
(xiii) New Accounts Added ............................................               --                  --                25,942
(xiv) Average Gross Portfolio Yield ..................................               --                  --                 29.62%
         Average Net Portfolio Yield .................................               --                  --                 16.09%
(xv) Minimum Base Rate ...............................................               --                  --                  7.93%
        Excess Spread ................................................               --                  --                  8.16%
(xvi) Principal Funding Account Balance ..............................               --                  --                  0.00
(xvii) Accumulation Shortfall ........................................               --                  --                  0.00
(xviii) Scheduled date for the commencement of the Accumulation Period               --                  --             June 2003
        Accumulation Period Length ...................................               --                  --                   N/A
(xix) Principal Funding Account Investment Proceeds Deposit ..........               --                  --                  0.00
        Required Reserve Account Amount ..............................               --                  --                  0.00
        Available Reserve Account Amount .............................               --                  --                  0.00
        Covered Amount ...............................................               --                  --                  0.00
(xx) Aggregrate Interest Rate Caps Notional Amount ...................               --                  --        500,000,000.00
        Deposit to the Caps Proceeds Account .........................               --                  --                  0.00
(xxi) Policy Claim Amount ............................................               --                  --                  0.00

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